UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	32-0326395 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant held the 2014 Annual Meeting of Stockholders on July 23, 2014 (the “2014 Annual Meeting”) at its principal executive offices located at 2688 South Rainbow Avenue, Suite B, Las Vegas, Nevada 89146. At the close of business on June 27, 2014, the record date for the 2014 Annual Meeting, there were 33,614,166 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the 2014 Annual Meeting, 17,414,518 of the 33,614,166 outstanding shares of common stock entitled to vote, or approximately 51.8%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2014 Annual Meeting are more fully described in the Proxy Statement.

The final voting results on the proposals presented for stockholder approval at the 2014 Annual Meeting were as follows:

Proposal 1

The Registrant’s stockholders elected three individuals to the Board to serve until the Registrant’s 2015 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, as set forth below:

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Michael Mona, Jr.	19,197,969	3,264	4,632	1,397,530
Bart P. Mackay	19,198,772	2,461	4,632	1,397,530
Larry Raskin	19,201,115	118	4,632	1,397,530

Proposal 2

The Registrant’s stockholders ratified PKF, Certified Public Accountants, A Professional Corporation, as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as set forth below:

FOR	AGAINST	ABSTAIN
19,202,725	992	2,598

Proposal 3

The Registrant’s stockholders approved the Registrant’s Amended and Restated 2013 Equity Incentive Plan, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,196,511	8,696	1,103	1,397,085

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

99.1          Amended and Restated 2013 Equity Incentive Plan*

*	Attached
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014

CANNAVEST CORP.

By: /s/ Michael Mona, Jr
Michael Mona, Jr.
President and Chief Executive Officer

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